EXHIBIT 10.2

                               CONAGRA FOODS, INC.

                              AMENDED AND RESTATED

                             NONQUALIFIED CRISP PLAN


     1. Purpose. The Company has previously adopted the ConAgra Retirement Income Savings Plan ("Qualified CRISP"). The Qualified CRISP is qualified under Code ss. 401(a). Regardless of a qualified plan's benefit formula, the Code imposes restrictions upon the benefits that may be provided under plans qualified under Code ss. 401(a), such as limitations under Code ss.ss. 401(a)(17), 401(k), 402(g) and 415 ("Code Restrictions"). These Code
Restrictions limit the amount of retirement benefits that may be provided certain Company executives under the Qualified CRISP. This Plan is created for the sole purpose and intended to make up the employer-provided benefits not available under the Qualified CRISP benefit formula because of the Code Restrictions.

     2. Definitions. The following definitions shall apply to the Plan:

     2.1 "Code" means the Internal Revenue Code of 1986, as amended.

     2.2 "Committee" means the Human Resources Committee of the Company Board of Directors.

     2.3  "Company"  or  "ConAgra"   means  ConAgra  Foods,   Inc.,  a  Delaware
corporation.

     2.4 "ConAgra Controlled Group" means the controlled group of corporations as described in Code ss. 414(b), which includes ConAgra.

     2.5 "Employee" shall have the same meaning as set forth in the Qualified CRISP.

     2.6 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     2.7 "Participant" means an Employee who has satisfied the eligibility requirements set forth in Section 3 of the Plan and who has not received his total benefits under the Plan.

     2.8  "Participant's  Account"  means an  account  established  pursuant  to
Section 6 of the Plan.

     2.9 "Plan" means the ConAgra Foods, Inc. Nonqualified CRISP Plan, set forth herein, as it may be amended from time to time.

     2.10 "Plan Year" means the calendar year.

     2.11 "Total and Permanent Disability" shall have the same meaning as set forth in the Qualified CRISP.

     2.12 "Year of Service" shall have the same meaning as set forth in the Qualified CRISP.

     3. Eligibility and Participation. Each Employee who meets the following requirements shall participate in the Plan:

          (a) The Employee's benefits under the Qualified CRISP are limited by the Code Restrictions; and

          (b) The Committee has selected the Employee to participate in the Plan.

     The Employee shall become a Participant in the Plan as of the first day the Employee has met each of the above two (2) requirements, or such other date as selected by the Committee. Each Participant shall continue to participate in the Plan until all the benefits payable to the Participant under the Plan have been paid.

     4. General Benefit and Funding. The Company shall make a contribution to each Participant's Account on the last day of each Plan Year in an amount equal to the excess of (a) over (b), where:

          (a) equals the employer contribution that would have been made to the Qualified CRISP for the Participant had there not been any Code Restrictions and assuming the Participant had made the maximum employee contribution allowed under the Qualified CRISP (ignoring the Code Restrictions), and

          (b) equals the employer matching contribution that would have been made to the Qualified CRISP for the Participant if the
               Participant had made the maximum employee contribution allowed under Qualified CRISP (ignoring the Code Restrictions).

     The maximum employee contribution assumed in (a) above is computed ignoring the Code Restrictions, but not the percentage limits on employee contributions set forth in the Qualified CRISP and not the percentages imposed because of the mathematical test under Code ss. 401(k)(3)(A).

     5. Withholding. The Company shall withhold the applicable Old-Age, Survivor, and Disability Insurance portion of FICA tax, if any, and Hospital Insurance portion of FICA tax due on each contribution made to the Participant's Account. The Company shall withhold any other applicable Federal, state or local tax, required by law to be withheld, on each contribution made to the Participant's Account.

     6. Participants' Accounts. A separate account shall be established for each Participant in the Plan ("Participant's Account"). Each Participant's Account shall share in the earnings and losses of the Plan in proportion to the value of the account on the first day of the valuation period. Each Participant's Account shall be valued as often as determined appropriate by the Committee, but at least once per Plan Year. A Participant's Account shall not be forfeitable for any reason.

     7. Payment of Benefits. The benefits payable under the Plan shall be payable upon the same event that causes the payment of benefits under the Qualified CRISP. The form of benefits hereunder shall be the same form as the form of benefit payments provided under the Qualified CRISP with the same elections to the Participant (and the Participant's spouse) as provided under the Qualified CRISP, except that the payment of benefits hereunder shall be in cash and shall be made based upon the valuation at the quarterly valuation period immediately preceding the payment date. The amount of benefits shall be based upon the balance in the Participant's Account with payment of benefits from the Participant's Account payable until the Participant's Account has a zero (0) balance.

     8. Administration. The Plan shall be administered and interpreted by the Committee. The Committee shall make all determinations with regard to the Plan in the sole and absolute discretion of the Committee. The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt or revise rules and regulations as it deems necessary or advisable for the administration of the Plan. Claims procedures and claims review procedures required by ERISA shall be developed by the Committee. To the extent not inconsistent with the provisions of the Plan, all determinations of the Committee shall be final, conclusive and binding upon all the parties. Any determination or decision that only affects a member of the Committee who is a Participant shall be made by the members of the Committee other than such Participant.

     9. Beneficiary Designation. Designation of a beneficiary under the Plan shall be in the same form and with the same restrictions as under the Qualified CRISP.

     10. Spendthrift Provision. No benefit, right or interest payable under the Plan shall be subject, at any time and in any manner, to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, seizure, attachment or legal, equitable or other process or be liable for, or subject to the debts, liabilities or other obligations of a Participant, except as otherwise provided by law. A distribution by the estate of a deceased Participant or beneficiary to an heir or legatee of a right to receive payments hereunder shall not be deemed a violation of this Section 10.

     11. Amendment and Termination. The Company, by action of its Board of Directors, may amend or terminate the Plan at any time, provided, however, the Plan shall not be amended or terminated to eliminate or reduce any Participant's Account balance of the Participants therein at the time of the amendment or termination or to reduce the vesting of a Participant.

     12. Applicable Law. To the extent not pre-empted by federal law, the provisions of the Plan and all rights hereunder shall be governed by and construed, enforced and administered according to the laws of the State of Nebraska.

     13. Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such provision had not been included herein.

     14. Effective Date. The Plan was adopted effective January 1, 1988. This amended and restated document reflects all Plan amendments through August 1, 2005.